                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                            -----------------------------

                                       FORM 8-K

                                    CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

                            -----------------------------

                                   AUGUST 20, 1998
                                   (Date of Report)

                              NCI BUILDING SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


      DELAWARE                       0-19885                     76-0127701
   (State or other                 (Commission                (I.R.S. Employer
   jurisdiction of                File Number)               Identification No.)
   incorporation)


                                    7301 FAIRVIEW
                                HOUSTON, TEXAS  77041
                       (Address of principal executive offices)

                                    (713) 466-7788
                           (Registrant's telephone number,
                                 including area code)

     ITEM 5:   OTHER EVENTS

          The following unaudited and audited consolidated Financial Statements of the Registrant are attached hereto and made a part hereof in order to reflect the Company's adoption of SFAS No. 128:

          (i)    Report of Ernst & Young LLP
          (ii) Consolidated Balance Sheets--October 31, 1996 and 1997, and April 30, 1998 (Unaudited)
          (iii) Consolidated Statements of Income--Years Ended October 31, 1995, 1996 and 1997, and for the Six Months Ended April 30, 1997 and 1998 (Unaudited)
          (iv) Consolidated Statements of Shareholders' Equity--Years Ended October 31, 1995, 1996 and 1997, and for the Six Months Ended April 30, 1998 (Unaudited)
          (v) Consolidated Statements of Cash Flows--Years Ended October 31, 1995, 1996 and 1997, and for the Six Months Ended April 30, 1997 and 1998 (Unaudited)
          (vi)   Notes to Consolidated Financial Statements

     ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

          (c)    Exhibits.  The following exhibits are filed herewith:

                 23   Consent of Ernst & Young LLP

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   NCI BUILDING SYSTEMS, INC.
                                        (Registrant)



                                   By: /s/ Robert J. Medlock
                                      ----------------------------------------
                                         Robert J. Medlock, Vice President and
                                         Chief Financial Officer

                                   Dated:  August 20, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
NCI Building Systems, Inc.

    We have audited the accompanying consolidated balance sheets of NCI Building Systems, Inc. as of October 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NCI Building Systems, Inc. at October 31, 1997 and 1996 and the consolidated results of its operations and its cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP

Houston, Texas
December 8, 1997
except for Note 9, as to which the date is July 31, 1998

                           NCI BUILDING SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   OCTOBER 31,
                                                                              ----------------------   APRIL 30,
                                                                                 1996        1997        1998
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................................  $   20,944  $   32,166   $  37,972
  Accounts receivable--Trade................................................      35,477      45,946      32,923
  Other receivables--Note 11................................................       2,272       1,060       3,031
  Inventories--Note 1.......................................................      28,693      37,381      40,725
  Deferred income taxes--Note 5.............................................       2,925       3,463       3,631
  Prepaid expenses..........................................................         299         942       1,233
                                                                              ----------  ----------  -----------
  Total current assets......................................................      90,610     120,958     119,515
Property, plant and equipment, net--Note 1..................................      42,752      51,223      51,758
Other assets:
  Excess of cost over fair value of acquired net assets--Note 1.............      22,673      21,072      20,361
  Other.....................................................................       2,292       3,079       5,237
                                                                              ----------  ----------  -----------
  Total other assets........................................................      24,965      24,151      25,598
                                                                              ----------  ----------  -----------
Total assets................................................................  $  158,327  $  196,332     196,871
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.........................................  $       48  $       47   $      47
  Accounts payable..........................................................      21,527      23,921      14,170
  Accrued compensation and benefits.........................................       7,762       9,688       5,269
  Other accrued expense.....................................................       6,738       8,538       9,212
  Accrued income taxes......................................................       2,577       2,018        (831)
                                                                              ----------  ----------  -----------
  Total current liabilities.................................................      38,652      44,212      27,867
Long-term debt, noncurrent portion--Note 3..................................       1,730       1,679       1,653
Deferred income taxes--Note 5...............................................       1,770       2,626       2,934
                                                                              ----------  ----------  -----------
Contingencies--Note 8
Shareholders' equity--Note 7
  Preferred stock, $1 par value, 1,000 shares authorized, none
    outstanding.............................................................      --          --           --
  Common stock, $.01 par value, 25,000 shares authorized, 15,934, 16,251 and
    16,518 shares issued and outstanding, respectively......................         159         163         165
  Additional paid-in capital................................................      47,279      51,028      55,180
  Retained earnings.........................................................      68,737      96,624     109,072
                                                                              ----------  ----------  -----------
  Total shareholders' equity................................................     116,175     147,815     164,417
                                                                              ----------  ----------  -----------
Total liabilities and shareholders' equity..................................  $  158,327  $  196,332   $ 196,871
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                      See Independent Auditor's Report and
          Accompanying Notes to the Consolidated Financial Statements.

                           NCI BUILDING SYSTEMS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                              SIX MONTHS ENDED
                                                                  OCTOBER 31,                    APRIL 30,
                                                       ----------------------------------  ----------------------
                                                          1995        1996        1997        1997        1998
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
Sales................................................  $  234,215  $  332,880  $  407,751  $  174,512  $  192,672
Cost of sales........................................     169,815     241,374     299,407     128,408     140,621
                                                       ----------  ----------  ----------  ----------  ----------
  Gross profit.......................................      64,400      91,506     108,344      46,104      52,051
                                                       ----------  ----------  ----------  ----------  ----------
Operating expenses...................................      38,111      53,095      66,055      30,363      34,030
                                                       ----------  ----------  ----------  ----------  ----------
  Income from operations.............................      26,289      38,411      42,289      15,741      18,021
Interest expense.....................................         (56)       (108)       (163)        (77)        (84)
Other income.........................................         822       1,586       1,999         765       1,492
                                                       ----------  ----------  ----------  ----------  ----------
  Income before income taxes.........................      27,055      39,889      44,125      16,429      19,429
                                                       ----------  ----------  ----------  ----------  ----------
Provision (benefit) for income taxes--Note 5
  Current............................................      10,493      15,899      15,920       5,973       6,841
  Deferred...........................................        (470)       (823)        318         122         140
                                                       ----------  ----------  ----------  ----------  ----------
Total income tax.....................................      10,023      15,076      16,238       6,095       6,981
                                                       ----------  ----------  ----------  ----------  ----------
Net income...........................................  $   17,032  $   24,813  $   27,887  $   10,334  $   12,448
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Net income per share--Basic--Note 9..................  $     1.36  $     1.60  $     1.73  $      .65  $      .76
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Net income per share--Diluted--Note 9................  $     1.26  $     1.51  $     1.64  $      .61  $      .72
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

                      See Independent Auditor's Report and
          Accompanying Notes to the Consolidated Financial Statements.

                           NCI BUILDING SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                               ADDITIONAL
                                                                    COMMON       PAID-IN     RETAINED   SHAREHOLDERS'
                                                                     STOCK       CAPITAL     EARNINGS      EQUITY
                                                                  -----------  -----------  ----------  -------------
Balance, October 31, 1994.......................................   $     125    $  12,666   $   26,891   $    39,682
Proceeds from exercise of stock options, including tax benefit
  thereon.......................................................                      145       --               145
Shares issued for contribution to 401K plan.....................           1          822       --               823
Net income......................................................      --           --           17,032        17,032
                                                                       -----   -----------  ----------  -------------
Balance, October 31, 1995.......................................         126       13,633       43,923        57,682
Proceeds from stock offering....................................          22       24,748       --            24,770
Proceeds from exercise of stock options, including tax benefit
  thereon.......................................................           5        2,720       --             2,725
Shares issued for contribution to 401K plan.....................           1        1,008       --             1,009
Shares issued in connection with the purchase of DBCI...........           6        5,169       --             5,175
Net income......................................................      --           --           24,814        24,814
                                                                       -----   -----------  ----------  -------------
Balance, October 31, 1996.......................................         160       47,278       68,737       116,175
Proceeds from exercise of stock options, including tax benefit
  thereon.......................................................           2        2,233       --             2,235
Shares issued for contribution to 401K plan.....................           1        1,517       --             1,518
Net income......................................................      --           --           27,887        27,887
                                                                       -----   -----------  ----------  -------------
Balance, October 31, 1997.......................................         163       51,028       96,624       147,815
Proceeds from exercise of stock options, including tax benefit
  thereon.......................................................           2        4,152       --             4,154
Net income......................................................      --           --           12,448        12,448
                                                                       -----   -----------  ----------  -------------
Balance, April 30, 1998 (unaudited).............................   $     165    $  55,180   $  109,072   $   164,417
                                                                       -----   -----------  ----------  -------------
                                                                       -----   -----------  ----------  -------------

                      See Independent Auditor's Report and
          Accompanying Notes to the Consolidated Financial Statements.

                           NCI BUILDING SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                 SIX MONTHS ENDED
                                                                        OCTOBER 31,                 APRIL 30,
                                                              -------------------------------  --------------------
                                                                1995       1996       1997       1997       1998
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from operating activities
  Net income................................................  $  17,032  $  24,814  $  27,887  $  10,334  $  12,448
  Adjustments to reconcile net income to net cash provided
    by operating activities
    Depreciation and amortization...........................      3,226      5,791      7,876      3,795      4,417
    (Gain)/loss on sale of fixed assets.....................          4          2         (3)        (3)    --
    Provision for doubtful accounts.........................      1,101        681      1,223        428        993
    Deferred income tax (benefit)/provision.................       (470)      (823)       318        122        140
  Changes in current assets and liability accounts net of
    effects of acquisitions:
  Increase in accounts, notes and other receivable..........     (3,097)    (9,857)   (10,481)       866     10,059
  Increase in inventories...................................     (2,483)    (4,521)    (5,552)    (4,494)    (3,343)
  (Increase) decrease in prepaid expenses...................         97        (35)      (625)      (596)      (291)
  Increase (decrease) in accounts payable...................     (2,009)     3,043      2,394     (2,333)    (8,928)
  Increase in accrued expenses..............................      4,858      1,603      5,244        886     (2,608)
  Increase (decrease) in income taxes payable...............       (245)     3,843        335     (2,604)    (2,851)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash provided by operating activities...............     18,014     24,541     28,616      6,401     10,036
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds from the sale of fixed assets....................          7        115         25         25         36
  Acquisition of Royal Buildings............................       (910)    --         --         --         --
  Acquisition of Mesco Metal Buildings......................     --        (20,631)    --         --         --
  Acquisition of Doors & Building Components, Inc. .........     --        (11,000)    --         --         --
  Acquisition of Carlisle Engineered Metals, Inc. ..........     --         (2,840)    (6,230)    (6,230)    --
  (Increase) decrease in other noncurrent assets............          8     (1,988)    (1,147)      (651)    (2,476)
  Capital expenditures......................................     (5,837)   (10,319)   (11,332)    (4,038)    (3,959)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash applied to investing activities................     (6,732)   (46,663)   (18,684)   (10,894)    (6,399)
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Net proceeds from sale of stock...........................     --         24,770     --         --         --
  Exercise of stock options.................................         71        750      1,340        749      2,195
  Borrowings on line of credit and notes....................     --         --         --         --         --
  Principal payments on long-term debt, line of credit and
    notes payable...........................................        (47)       (85)       (50)       (25)       (26)
                                                              ---------  ---------  ---------  ---------  ---------
    Net cash provided by (used in) financing activities.....         24     25,435      1,290        724      2,169
                                                              ---------  ---------  ---------  ---------  ---------
    Net increase in cash....................................     11,306      3,313     11,222     (3,769)     5,806
Cash beginning of period....................................      6,325     17,631     20,944     20,944     32,166
                                                              ---------  ---------  ---------  ---------  ---------
Cash at end of period.......................................  $  17,631  $  20,944  $  32,166  $  17,175  $  37,972
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

                      See Independent Auditor's Report and
          Accompanying Notes to the Consolidated Financial Statements.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) REPORTING ENTITY

    These financial statements include the operations and activities of NCI Building Systems, Inc. and its wholly-owned subsidiaries (Company) after the elimination of all material intercompany accounts and balances. The Company designs, manufactures and markets metal building systems and components for commercial, industrial, agricultural and community service use. The Company recognizes revenues as jobs are shipped.

(b) ACCOUNTS RECEIVABLE

    The Company reports accounts receivable net of the allowance for doubtful accounts of $1,662, $1,629 and $1,498 at April 30, 1998, October 31, 1996 and
1997, respectively. Trade accounts receivable are the result of sales of buildings and components to customers throughout the United States and affiliated territories including international builders who resell to end users. Although the Company's sales historically have been concentrated in Texas and surrounding states, in recent years it has been expanding its authorized builder organization and customer base into the midwestern states and, to a lesser extent, into south central, southeastern and coastal states. All sales are denominated in United States dollars. Credit sales do not normally require a pledge of collateral; however, various types of liens may be filed to enhance the collection process. Company management is not aware of any significant concentrations of credit or market risks related to receivables or other financial instruments reported in these financial statements.

(c) INVENTORIES

    Inventories are stated at the lower of cost or market value, using specific identification for steel coils and the weighted-average method for other raw materials. A summary of inventories follows (in thousands):

                                                                 OCTOBER 31,
                                                             --------------------   APRIL 30,
                                                               1996       1997        1998
                                                             ---------  ---------  -----------
                                                                                   (UNAUDITED)
Raw materials..............................................  $  21,515  $  28,943   $  31,898
Work-in-process and finished goods.........................      7,178      8,438       8,827
                                                             ---------  ---------  -----------
                                                             $  28,693  $  37,381   $  40,725
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------

(d) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and depreciated over their estimated useful lives. Depreciation is computed using the straight-line method for financial reporting purposes and both straight-line and accelerated methods for income tax purposes. Depreciation expense for the six months

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ended April 30, 1998 and the years ended October 31, 1995, 1996, and 1997 was $3,424, $2,995, $4,236, and $5,893, respectively.

                                                                OCTOBER 31,
                                                          -----------------------   APRIL 30,
                                                             1996         1997        1998
                                                          -----------  ----------  -----------
                                                                     (IN THOUSANDS)(UNAUDITED)
Land....................................................   $   3,174   $    3,969   $   3,935
Buildings and improvements..............................      20,136       23,600      25,452
Machinery, equipment and furniture......................      31,866       41,393      43,461
Transportation equipment................................         911        1,089       1,069
Computer software.......................................         156          481         464
                                                          -----------  ----------  -----------
                                                           $  56,243   $   70,532   $  74,381
                                                          -----------  ----------  -----------
Less accumulated depreciation...........................     (13,492)     (19,309)     22,623
                                                          -----------  ----------  -----------
                                                           $  42,751   $   51,223   $  51,758
                                                          -----------  ----------  -----------
                                                          -----------  ----------  -----------

Estimated useful lives for depreciation are:

Buildings and improvements...................................... 10-20 years
Machinery, equipment and furniture..............................  5-10 years
Transportation equipment........................................  3-10 years
Computer software...............................................     5 years

(e) CASH FLOWS STATEMENT

    For purposes of the cash flows statement, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents. Total interest paid for the six months ended April 30, 1998 and the years ended October 31, 1995, 1996 and 1997 was $84, $56, $108 and $163,
respectively. Income taxes paid for the six months ended April 30, 1998 and the years ended October 31, 1995, 1996 and 1997 was $9,277, $11,033, $12,763 and
$15,776 respectively. Non-cash investing or financing activities included:
$1,518 for the 1996 contribution for the 401k plan which was paid in common stock in 1997, and $1,009 for the 1995 contribution for the 401k plan which was paid in common stock in 1996.

(f) EXCESS OF COST OVER FAIR VALUE OF ACQUIRED NET ASSETS

    Excess of cost over fair value of acquired net assets is amortized on a straight-line basis over fifteen years. Accumulated amortization as of April 30, 1998 was $3,753, as of October 31, 1997 was $3,042 and as of October 31, 1996 was $1,441. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of cash flows.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h) ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising expense was $587, $1,196, $1,267 and $1,416 for the six months ended April 30, 1998 and for the years ended October 31, 1995, 1996 and 1997, respectively.

(i) LONG-LIVED ASSETS

    In fiscal 1997, the Company adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Impairment losses are recognized when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets carrying amount. Assets held for disposal are measured at the lower of carrying value or estimated fair value, less costs to sell. The effect of adopting SFAS No. 121 was not material to the financial statements.

(j) STOCK-BASED COMPENSATION

    In October 1995, the FASB issued Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which encourages companies to apply a new fair value approach allowing the recognition of compensation cost related to stock options using an option pricing model. Under Statement No. 123, companies are permitted to continue using current accounting rules for employee stock options, but are required to disclose pro forma net income and earnings per share information as if the new fair value approach had been adopted. The Company has elected to continue to use the intrinsic value method under Accounting Principles Board Opinion No. 25 ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock options. The pro forma information regarding net income and earnings per share, as required by Statement No. 123, has been disclosed as if the Company had accounted for its employee stock options under the fair value method of that Statement.

(k) PENDING ACCOUNTING CHANGES

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE, which is effective for financial statements issued for periods ending after December 15, 1997. The impact of Statement No. 128 on the calculation of earnings per share is not expected to be material.

    In June 1997, the Financial Accounting Standards Board issued Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which is effective for the Company's fiscal year ending October 31, 1999. The Company does not anticipate that the adoption of this standard will have a material impact on the financial statements.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(2) NOTES PAYABLE (SHORT-TERM BORROWINGS)

    The Company has a revolving unsecured credit line of $6 million with a bank bearing interest that fluctuates with prime, (commitment fee 1/4% on unused portion) all of which was unused at October 31, 1996 and 1997, respectively. The revolving credit line expires in February, 1999.

(3) LONG-TERM DEBT

                                                                   OCTOBER 31,
                                                               --------------------   APRIL 30,
                                                                 1996       1997        1998
                                                               ---------  ---------  -----------
                                                                                     (UNAUDITED)
                                                                        (IN THOUSANDS)
Six year reducing revolving credit line of $.7 million with a bank bearing interest that fluctuates with prime, with
  $73,000 quarterly reducing borrowing base..................  $  --      $  --       $  --

Notes payable to City of Mattoon bearing interest at 3%
  secured by certain equipment, repayable in aggregate
  monthly installments of $4,828 maturing through November
  2001.......................................................        277        226         200

Note payable to employee bearing interest at 7% maturing
  April 1, 2001, with an option to convert into common stock
  at $14.9625 per share......................................      1,500      1,500       1,500
                                                               ---------  ---------  -----------

                                                                   1,777      1,726       1,700

Current portion of long-term debt............................        (47)       (47)        (47)
                                                               ---------  ---------  -----------

                                                               $   1,730  $   1,679   $   1,653
                                                               ---------  ---------  -----------
                                                               ---------  ---------  -----------

    Aggregate required principal reductions are as follows (in thousands):

YEAR ENDED OCTOBER 31,
-------------------------------------------------------------------------------------
1998.................................................................................  $      47
1999.................................................................................         53
2000.................................................................................         55
2001.................................................................................      1,557
2002.................................................................................         14
                                                                                       ---------
                                                                                       $   1,726
                                                                                       ---------
                                                                                       ---------

    The loan agreements related to the revolving line and short-term borrowings contain, among other things, provisions relative to additional borrowings and restrictions on the amount of retained earnings available for the payment of dividends and the repurchase of common stock and provisions requiring the maintenance of certain net worth and other financial ratios.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(3) LONG-TERM DEBT (CONTINUED)

    Under the most restrictive of these covenants, such dividends or stock repurchases are limited to 20% of the Company's net income for any 12-month period, which is further restricted on a quarterly basis, based on the ratio of cash flow (net income plus depreciation and amortization) for the previous 12-month period to current maturities of long-term debt plus dividends and stock repurchases.

    The carrying amount of the Company's long-term debt approximates its fair value.

(4) RELATED PARTY TRANSACTIONS

    During the six months ended April 30, 1998 and in the years ended October 31, 1995, 1996 and 1997, the Company purchased $829, $1,053, $1,417 and $1,869 respectively, of materials from a related party under arm's length transactions.

(5) INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Taxes on income from continuing operations consist of the following (in thousands):

                                                                              SIX MONTHS ENDED
                                               YEAR ENDED OCTOBER 31,            APRIL 30,
                                           -------------------------------  --------------------
                                             1995       1996       1997       1997       1998
                                           ---------  ---------  ---------  ---------  ---------
Current:
  Federal................................  $   9,733  $  14,531  $  15,479  $   5,744  $   6,617
  State..................................        760      1,368        441        229        224
                                           ---------  ---------  ---------  ---------  ---------
Total current............................     10,493     15,899     15,920      5,973      6,841
Deferred:
  Federal................................       (445)      (746)       304        114        135
  State..................................        (25)       (77)        14          8          5
                                           ---------  ---------  ---------  ---------  ---------
Total deferred...........................       (470)      (823)       318        122        140
                                           ---------  ---------  ---------  ---------  ---------
Total provision..........................  $  10,023  $  15,076  $  16,238  $   6,095  $   6,981
                                           ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------

    The reconciliation of income tax computed at the United States federal statutory tax rate to the effective income tax rate is as follows:

                                                                                           SIX MONTHS ENDED
                                                       YEAR ENDED OCTOBER 31,                  APRIL 30,
                                                -------------------------------------  ------------------------
                                                   1995         1996         1997         1997         1998
                                                -----------  -----------  -----------  -----------  -----------
Statutory federal income tax rate.............       35.0%        35.0%        35.0%        35.0%        35.0%
State income taxes............................        1.8          2.4          1.2          1.5           .7
Other.........................................        0.3          0.4          0.6           .6           .2
                                                      ---          ---          ---          ---          ---
  Effective tax rate..........................       37.1%        37.8%        36.8%        37.1%        35.9%
                                                      ---          ---          ---          ---          ---
                                                      ---          ---          ---          ---          ---

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(5) INCOME TAXES (CONTINUED)

    Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                                                      SIX MONTHS
                                                                                         ENDED
                                                                                       APRIL 30,
                                                                  1996       1997        1998
                                                                ---------  ---------  -----------
Deferred tax assets
  Capitalized overhead in inventory...........................  $   1,211  $   1,632   $   1,746
  Bad debt reserve............................................        603        527         585
  Accrued reserves............................................        637        595         549
  Other.......................................................        573        709         751
                                                                ---------  ---------  -----------
Total deferred tax assets.....................................      3,024      3,463       3,631
                                                                ---------  ---------  -----------
Deferred tax liabilities
  Depreciation and amortization...............................      1,427      1,675       1,880
  Other.......................................................        442        951       1,054
                                                                ---------  ---------  -----------
Total deferred tax liabilities................................      1,869      2,626       2,934
                                                                ---------  ---------  -----------
Net deferred tax asset (liability)............................  $   1,155  $     837   $     697
                                                                ---------  ---------  -----------
                                                                ---------  ---------  -----------

(6) OPERATING LEASE COMMITMENTS

    Total rental expense incurred from operating leases for the six months ended April 30, 1998 and the years ended October 31, 1995, 1996 and 1997 was $2,380, $2,639, $3,990 and $4,644 respectively.

    Aggregate minimum required annual payments on long-term operating leases at October 31, 1996 were as follows (in thousands):

YEAR ENDED OCTOBER 31,
----------------------
1998..............................................................................   $   2,573
1999..............................................................................       1,806
2000..............................................................................         914
2001..............................................................................         508
2002..............................................................................         252
                                                                                    -----------
                                                                                     $   6,053
                                                                                    -----------
                                                                                    -----------

(7) STOCK OPTIONS

    The Board of Directors has approved a non-statutory employee stock option plan. This plan includes the future granting of stock options to purchase up to 4,100 shares as an incentive and reward for key management personnel. Options expire ten years from date of grant. The right to acquire the option shares

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(7) STOCK OPTIONS (CONTINUED)

is earned in 25% increments over the first four years of the option period. Stock option transactions during 1995, 1996 and 1997 are as follows (in thousands):

                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                       NUMBER OF     EXERCISE
                                                                        SHARES         PRICE
                                                                      -----------  -------------
Balance, October 31, 1994...........................................       1,393     $    2.73
  Granted...........................................................         159          8.64
  Canceled..........................................................           0             0
  Exercised.........................................................         (28)        (2.51)
                                                                           -----   -------------
Balance, October 31, 1995...........................................       1,524     $    3.35
  Granted...........................................................         630         12.75
  Canceled..........................................................         (46)        (9.82)
  Exercised.........................................................        (492)        (1.52)
                                                                           -----   -------------
Balance, October 31, 1996...........................................       1,616     $    7.39
  Granted...........................................................         314         15.23
  Canceled..........................................................         (10)       (12.09)
  Exercised.........................................................        (211)        (6.34)
                                                                           -----   -------------
Balance, October 31, 1997...........................................       1,709     $    8.93
                                                                           -----   -------------
                                                                           -----   -------------

    Options exercisable at October 31, 1995, 1996, and 1997 were 1,095, 783, and 841, respectively. The weighted average exercise prices for options exercisable at October 31, 1995, 1996 and 1997 were $1.88, $3.00 and $4.60, respectively.
Exercise prices for options outstanding at October 31, 1997 range from $.80 to $18.62. The weighted average remaining contractual life of options outstanding at October 31, 1997 is 6.3 years.

    In accordance with the terms of APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, the Company records no compensation expense for its stock option awards. As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for these awards. The weighted average grant-date fair value of options granted during 1996 was $6.05 and during 1997 was $7.33. These values were estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend of 0%, expected volatility of 32.7%, risk free interest rates ranging from 5.5% to 6.7% for 1996 and from 6.4% to 6.9% for 1997, and expected lives of 7 years. Had compensation expense been recorded based on these hypothetical values, the Company's 1997 net income would have been $27.1 million or $1.59 per share. A similar computation for 1996 would have resulted in net income of $24.4 million, or $1.48 per share. Because options vest over several years and additional options grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

(8) LITIGATION

    The Company is involved in certain litigation that the Company considers to be in the normal course of business. Management of the Company believes that such litigation will not result in any material losses.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(9) NET INCOME PER SHARE

    In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE, which requires the presentation of basic and diluted earnings per share. Under the new statement, the dilutive effect of stock options is excluded from basic earnings per share, but included in the computation of diluted earnings per share. The new statement is effective for periods ending after December 15, 1997. The Company adopted the new statement during the first quarter of fiscal year 1998. Earnings per share amounts for all periods presented have been restated. The computations are as follows (in thousands, except per share data):

                                                                                     SIX MONTHS ENDED
                                                      YEAR ENDED OCTOBER 31,          APRIL 30, 1998
                                                  -------------------------------  --------------------
                                                    1995       1996       1997       1997       1998
                                                  ---------  ---------  ---------  ---------  ---------
                                                                                       (UNAUDITED)
Net income......................................  $  17,032  $  24,814  $  27,887  $  10,334  $  12,448
Add: Interest, net of tax on convertible
  debentures assumed converted..................     --             38         66         34         34
                                                  ---------  ---------  ---------  ---------  ---------
Adjusted net income.............................  $  17,032  $  24,852  $  27,953  $  10,368  $  12,482
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
Weighted average common shares outstanding......     12,545     15,499     16,127     15,970     16,390
Add: Common stock equivalents
  Stock option plan.............................        985        898        858        966        896
  Convertible debentures........................     --             58        100        100        100
                                                  ---------  ---------  ---------  ---------  ---------
Weighted average common shares outstanding,
  assuming dilution.............................     13,530     16,455     17,085     17,036     17,386
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
Net income per share--basic.....................  $    1.36  $    1.60  $    1.73  $     .65  $     .76
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
Net income per share--diluted...................  $    1.26  $    1.51  $    1.64  $     .61  $     .72
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------

(10) EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) profit sharing plan (the "Savings Plan") which covers all eligible employees. The Savings Plan requires the Company to match employee contributions up to a certain percentage of a participant's salary. No other contributions may be made to the Savings Plan. Contributions accrued for the Savings Plan for the years ended October 31, 1995, 1996 and 1997 were $775, $1,155 and $1,604 respectively.

(11) ACQUISITIONS

    In November 1995, the Company acquired substantially all of the assets and assumed certain liabilities of Doors and Building Components, Inc. ("DBCI"), a manufacturer of roll-up steel overhead doors used primarily in self-storage and commercial/industrial applications, for approximately $12 million in cash and 300,000 shares of common stock of the Company, valued at $5.2 million. Based on the final determination of book value of the purchased assets, the price was reduced by approximately $2.5 million of which $1.5 million is due from the seller and was recorded as a receivable in the October 31, 1996 balance sheet. This amount was settled in cash in December, 1996. The excess of cost over fair value of the acquired net assets recorded was $11.4 million.

                           NCI BUILDING SYSTEMS, INC.

 (INFORMATION PRESENTED FOR THE SIX MONTH PERIODS ENDED APRIL 30, 1997 AND 1998
                                 IS UNAUDITED)

(11) ACQUISITIONS (CONTINUED)

    In April, 1996, the Company acquired substantially all of the assets and assumed certain liabilities of Mesco Metal Buildings, a division of Anderson Industries, Inc. ("Mesco"), a manufacturer of metal building systems and components, for approximately $20.8 million in cash and a $1.5 million 7% convertible subordinated debenture due April, 2001. The excess of cost over fair value of the acquired net assets recorded was $10.9 million.

    Accordingly, the consolidated results of operations include DBCI and Mesco since the date of acquisition. Both acquisitions were accounted for using the purchase method. Assuming the acquisition of DBCI and Mesco had been consummated as of November 1, 1995, the pro forma unaudited results of operations for the year ended October 31, 1996 are as follows (in millions, except per share data):

          Sales.................................................  $     347
          Net income............................................         26
          Net income per share..................................  $    1.60

                                  INDEX TO EXHIBITS

          23     Consent of Ernst & Young LLP